UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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SYSTEMONE TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYSTEMONE TECHNOLOGIES INC.

8305 N.W. 27th Street
Suite 107
Miami, Florida 33122

_______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 28, 2004

_______________________

To our Shareholders:

     Our 2004 annual meeting of shareholders will be held at our corporate headquarters at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122 on Friday, May 28, 2004, beginning at 10:00 a.m., Miami time. At the meeting, shareholders will vote on the following matters:

1.	Election of five directors to hold office until our 2005 annual meeting of shareholders; and

2.	Any other matters that properly come before the meeting.

     Shareholders of record as of the close of business on May 3, 2004 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

By Order of the Board of Directors,
/s/ Pierre G. Mansur
Pierre G. Mansur
Chairman of the Board and President

Miami, Florida
May 6, 2004

YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

i

2004 ANNUAL MEETING OF SHAREHOLDERS
OF
SYSTEMONE TECHNOLOGIES INC.

______________________________________

PROXY STATEMENT
______________________________________

     This proxy statement contains information related to our annual meeting of shareholders to be held on Friday, May 28, 2004, beginning at 10:00 a.m., Miami time, at our corporate headquarters located at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122 and at any adjournments or postponements thereof.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

     At the annual meeting, shareholders will vote on the election of directors and vote on any other matters that properly come before the meeting. In addition, our management will report on our performance during 2003 and respond to questions from our shareholders.

Who is entitled to vote?

     Only shareholders of record at the close of business on the record date, May 3, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock and Series B, Series C and Series D convertible preferred stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. Each outstanding share of Series B, Series C and Series D convertible preferred stock entitles its holder to cast 21.37, 28.57 and 28.57 votes, respectively, on each matter to be voted upon.

Who can attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of the record date, May 3, 2004, 4,960,087 shares of our common stock held by 43 shareholders of record, 73,380 shares of Series B convertible preferred stock held by three holders of record, 97,102 shares of Series C convertible preferred stock held by one holder of record and 26,894 shares of Series D convertible preferred stock held by three holders of record were issued and outstanding. The shares of convertible preferred stock represent a total of 5,110,697 votes. Proxies received, but marked as abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting, but will not be counted as votes cast “for” or “against” any given matter.

     If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Director of Finance and Administration either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board recommends a vote for the election of the nominated slate of directors. See “Election of Directors” on page 6.

     The Board does not know of any other matters other than the election of directors that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should properly come before the meeting or any director nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock (one vote per share) and Series B (21.37 votes per share), Series C (28.57 votes per share) and Series D (28.57 votes per share) convertible preferred stock, voting together as a single class, is required for the election of directors. A properly executed proxy marked “VOTE WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

     Other Items. The board of directors does not know of any other matters that may be brought before the annual meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the board of directors. In the event that any other matter should come before the annual meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their discretion.

     For each other item, provided that a quorum is present, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the annual meeting by the holders of common stock (one vote per share) and Series B (21.37 votes per share), Series C (28.57 votes per share) and Series D (28.57 votes per share) convertible preferred stock, voting together as a single class, is required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no effect on the outcome of the item.

     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

     We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.

     The approximate date that this proxy statement and the enclosed form of proxy are first being sent to shareholders is May 6, 2004. You should review this information in conjunction with our Annual Report to Shareholders for the year ended December 31, 2003, which accompanies this proxy statement. Our principal executive offices are located at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122 and our telephone number is (305) 593-8015. A list of shareholders entitled to vote at the annual meeting will be available at our corporate headquarters, during normal business hours, for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

     We will provide to those persons that make a request in writing (Attn: Steven M. Healy, Director of Finance and Administration) or by e-mail (shealy@systemonetechnologies.com) free of charge our Annual Report on Form 10-KSB, any amendments thereto and the financial statements and any financial statement schedules filed by us with the Securities and Exchange Commission under Section 13(a) of the Securities Exchange Act of 1934, as amended. Our Annual Report on Form 10-KSB and any amendments thereto are also available on the Securities Exchange Commission website at www.sec.gov by searching the EDGAR database for our filings.

STOCK OWNERSHIP

Who are the largest owners of our stock and how much stock do our directors and executive officers own?

     Our voting securities outstanding on April 11, 2004 consisted of 4,960,087 shares of common stock, 73,380 shares of Series B convertible preferred stock, 97,102 shares of Series C convertible preferred stock and 26,894 shares of Series D convertible preferred stock. The following table shows as of April 11, 2004, the amount of voting securities beneficially owned by (i) each of our directors, (ii) each of our executive officers named in the Summary Compensation Table below, (iii) all of our directors and executive officers as a group and (iv) each person known by us to beneficially own more than 5% of any class of our outstanding voting securities. Unless otherwise provided, the address of each holder listed under the heading “Common Stock” is c/o SystemOne Technologies Inc., 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122.

	Aggregate Number	Acquirable		Total Number
	of Shares	Within		of Shares of Class		Percentage
	Beneficially Owned	60 Days		Beneficially Owned		of Shares of Class
Name	(a)	(b)		(columns (a)+(b))		Outstanding
Common Stock

Pierre G. Mansur	1,961,750	7,000	(1)	1,968,750		39.6%
Paul I. Mansur	—	5,833	(1)	5,833		*
Steven M. Healy	5,000	4,167	(1)	9,167		*
Jon A. Clawson	—	4,167	(1)	4,167		*
Paul A. Biddelman(2)	—	1,167	(1)	1,167		*
Kenneth C. Leung(3)	24,750 (4)	1,167	(1)	25,917		*
John W. Poling	—	—		—		*
All directors and executive officers as a group (7 persons)	1,991,500	23,501	(1)	2,015,001		40.4%
Environmental Opportunities Fund II (Institutional), L.P.(5)	—	1,735,480	(6)	1,735,480	(6)	25.9%
Environmental Opportunities Fund II, L.P.(5)	—	471,722	(7)	471,722	(7)	8.7%
Environmental Opportunities Fund, L.P.(5)	—	627,252	(8)	627,252	(8)	11.2%
Hanseatic Americas LDC	—	4,040,528	(9)	4,040,528	(9)	44.9%
Gerlach & Co.(10)(11)	—	563,224	(12)	563,224	(12)	10.2%

Series B Convertible Preferred Stock

Environmental Opportunities Fund II (Institutional), L.P.(5)	34,635	—		34,635		47.2%
Environmental Opportunities Fund II, L.P.(5)	9,393	—		9,393		12.8%
Environmental Opportunities Fund, L.P.(5)	29,352	—		29,352		40.0%

Series C Convertible Preferred Stock

Hanseatic Americas LDC (13)	97,102	—		97,102		100.0%

Series D Convertible Preferred Stock

Environmental Opportunities Fund II (Institutional), L.P.(5)	10,569	—		10,569		39.3%
Environmental Opportunities Fund II, L.P.(5)	2,878	—		2,878		10.7%
Hanseatic Americas LDC(13).	13,447	—		13,447		50.0%

*	Represents less than 1% of the outstanding stock of the class.

(1)	Reflects the number of shares that could be purchased by the holder by exercise of options granted under our Executive Incentive Plan, as amended, as of April 11, 2004, or within 60 days thereafter.

(2)	Mr. Biddelman is the President of Hanseatic Corporation (“Corporation”) and he disclaims beneficial ownership as to any securities held by Hanseatic Americas LDC (“Americas”), Hansabel Partners LLC (“Partners”) or Corporation.

(3)	Mr. Leung is the Chief Investment Officer of Environmental Opportunities Fund, L.P. (“Fund I”), Environmental Opportunities Fund II, L.P. (“Fund II”), Environmental Opportunities Fund II (Institutional), L.P. (“Institutional” and collectively, the “Environmental Funds”) and he disclaims beneficial ownership as to any securities held by the Environmental Funds.

(4)	Reflects 24,750 shares of common stock registered in the name of Mr. Leung’s 401(k) retirement savings plan.

(5)	The address for each of the Environmental Funds is c/o Sanders Morris Harris, 3100 Chase Tower, Houston, Texas 77002.

(6)	Reflects 34,635 shares of Series B convertible preferred stock that are immediately convertible into 740,150 shares of common stock at a conversion price of $4.68 per share; 10,569 shares of Series D convertible preferred stock that are immediately convertible into 301,966 shares of common stock at a conversion price of $3.50 per share; a Warrant to purchase 224,571 shares of common stock that is immediately exercisable at an exercise price of $3.50 per share; a Warrant to purchase 370,543 shares of common stock that is immediately exercisable at an exercise price of $3.50 per share; and a Warrant to purchase 98,250 shares of common stock that is immediately exercisable at an exercise price of $.01 per share.

(7)	Reflects 9,393 shares of Series B convertible preferred stock that are immediately convertible into 200,728 shares of common stock at a conversion price of $4.68 per share; 2,878 shares of Series D convertible preferred stock that are immediately convertible into 82,215 shares of common stock at a conversion price of $3.50 per share; a Warrant to purchase 61,143 shares of common stock that is immediately exercisable at an exercise price of $3.50 per share; a Warrant to purchase 100,886 shares of common stock that is immediately exercisable at an exercise price of $3.50 per share; and a Warrant to purchase 26,750 shares of common stock that is immediately exercisable at an exercise price of $.01 per share.

(8)	Reflects 29,352 shares of Series B convertible preferred stock that are immediately convertible into 627,252 shares of common stock at a conversion price of $4.68 per share.

(9)	Reflects 97,102 shares of Series C convertible preferred stock that are immediately convertible into 2,774,204 shares of common stock at a conversion price of $3.50 per share; 13,447 shares of Series D convertible preferred stock that are immediately convertible into 384,181 shares of common stock at a conversion price of $3.50 per share; a Warrant to purchase 285,714 shares of common stock that is immediately exercisable at an exercise price of $3.50 per share; a Warrant to purchase 471,429 shares of common stock that is immediately exercisable at an exercise price of $3.50 per share; and a Warrant to purchase 125,000 shares of common stock that is immediately exercisable at an exercise price of $.01 per share.

(10)	The address of Gerlach & Co., is c/o Citibank, N.A., 333 West 34th Street, 3rd Floor, New York, New York 10001.

(11)	Per a Schedule 13G filed thereby, OppenheimerFunds, Inc. (“Oppenheimer”) and Oppenheimer Convertible Securities Fund, Inc., a series of Bond Fund Series (“Oppenheimer Convertible”), claim shared voting and dispositive power of the securities held by Gerlach & Co. The address for each of Oppenheimer and Oppenheimer Convertible is c/o Howard Kailes, Esq., McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07101.

(12)	Reflects shares issuable upon conversion of 81/4% Subordinated Convertible Notes due 2005 and a Warrant to purchase 200,000 shares of common stock that is immediately exercisable at an exercise price of $.01 per share.

(13)	Per a Schedule 13D filed thereby, Americas, Partners, Corporation and Mr. Wolfgang Traber claim shared voting and dispositive power of the securities held by Americas. The address for each of Americas, Partners, Corporation and Mr. Traber is c/o Howard Kailes, Esq., McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07101.

ELECTION OF DIRECTORS

     Our Articles of Incorporation provide that the number of directors constituting the Board of Directors shall be at least one with the exact number of directors to be fixed from time to time in the manner provided in our Bylaws. Our Bylaws provide that the number of directors shall be fixed from time to time by a majority vote of our shareholders. Each director elected at the annual meeting will serve until the next annual meeting and until their successors have been duly elected and qualified.

     The Board has nominated each of Pierre G. Mansur, Paul I. Mansur, Paul A. Biddelman, Kenneth C. Leung and John W. Poling to be elected as a director at the annual meeting. Messrs. Pierre G. Mansur, Paul I. Mansur, Paul A. Biddelman, Kenneth C. Leung and John W. Poling are currently serving as our directors and their terms expire at the annual meeting. We expect that our director nominees will be available for election, but if any of them should become unavailable to stand for election at any time before the annual meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

DIRECTORS

     Our directors and director nominees and their ages as of April 15, 2004 are as follows:

Name	Age	Position
Pierre G. Mansur	52	Chairman of the Board, President and Executive Director

Paul I. Mansur	53	Chief Executive Officer and Executive Director

Paul A. Biddelman	58	Director

Kenneth C. Leung	59	Director

John W. Poling	58	Director

     Pierre G. Mansur founded SystemOne Technologies Inc. Mr. Mansur has served as our Chairman and President since our inception in November 1990. From June 1973 to August 1990, Mr. Mansur served as President of Mansur Industries Inc., a privately held New York corporation, that operated a professional race engine machine shop. Mr. Mansur has over 25 years of advanced automotive and machinery operations experience, including developing innovative automotive machine shop applications; designing, manufacturing, customizing, modifying and retooling high performance engines and component parts; developing state of the art automotive and powerboat race engines which have consistently achieved world championship status; and, providing consulting services and publishing articles with respect to automotive technical research data. Mr. Mansur has conducted extensive research and development projects for several companies, including testing and evaluating engine parts and equipment for Direct Connection, a high performance racing division of the Chrysler Corporation; researching and developing specialized engine piston rings and coatings for Seal Power Corporation; researching high-tech plastic polymers for internal combustion engines for ICI Americas; and, designing and developing specialized high performance engine oil pan applications. Pierre Mansur is the brother of Paul I. Mansur. Pierre Mansur is a graduate of the City University of New York.

     Paul I. Mansur has been a Director and our Chief Executive Officer since September 1993. From September 1986 to July 1993, Mr. Mansur served as Chief Executive Officer of Atlantic Entertainment Inc., a privately held regional retail chain of video superstores. From March 1981 to September 1986, Mr. Mansur served as the Chief Executive Officer and President of Ameritrade Corporation, a privately held international distributor of factory direct duty free products. From June 1972 to March 1981, Mr. Mansur held various finance and operation positions, including Assistant Vice President Finance and Operations for Mott’s USA, Inc. Paul Mansur is the brother of Pierre G. Mansur. Paul Mansur is a graduate of the City University of New York.

     Paul A. Biddelman has been a Director of ours since May 2000. Mr. Biddelman is President of Hanseatic Corporation, a private investment company and a significant shareholder of ours. Mr. Biddelman joined Hanseatic early in 1992 from a merchant banking firm, which he co-founded in 1991. Prior to joining Hanseatic, he was a Managing Director in Corporate Finance at Drexel Burnham Lambert Incorporated where he was active primarily in financing middle-market industrial companies. He holds an MBA from Harvard Business School, a JD from Columbia Law School, and a BS from Lehigh University. Mr. Biddelman serves on the Board of Directors of Celadon Group, Inc., Instituform Technologies, Inc., Six Flags, Inc., and Star Gas LLC (the general partner of Star Gas L.P.).

     Kenneth C. Leung has been a Director of ours since May 2000. Mr. Leung is a Managing Director of Sanders Morris Harris in New York City and is the Chief Investment Officer of Environmental Opportunities Fund, L.P. and Environmental Opportunities Fund II, L.P., each a significant shareholder of ours. Prior to joining Sanders Morris Harris in 1995, Mr. Leung was a Managing Director at Salomon Smith Barney Inc., an investment banking firm. Mr. Leung holds an MBA in Finance from Columbia University and a BA in History from Fordham College. He serves on the Board of Directors of Avista Resources, Inc., Synagro Technologies, Inc., U.S. Plastic Lumber Corporation, U.S. Energy Corporation and Waterlink, Inc.

     John W. Poling has been a Director of ours since June 2003. Mr. Poling is a Partner at Tatum Partners, LLP. Mr. Poling joined Tatum in 2002. Tatum has over 450 partners providing experienced financial services on a permanent, interim or project basis to emerging growth, middle market and large multinational companies. Mr. Poling’s professional experience includes over 30 years as a senior financial executive with manufacturing, industrial services, environmental construction, consulting and engineering companies. Prior to joining Tatum, Mr. Poling worked in both public and private companies serving as Chief Financial Officer of U.S. Plastic Lumber Corp. from 1999 to 2002. From 1996 to 1999, Mr. Poling served as Vice President of Finance of Eastern Environmental Services, Inc. Additionally, Mr. Poling serves on the Board of Directors of Kreisler Manufacturing Corporation and National Earth Services, Inc. Mr. Poling also served on the Board of Directors for Cypher Entertainment Inc. from 1995 to 1997. Mr. Poling attended Rutgers University and received a BS in Accounting.

     Mr. Poling qualifies as an “audit committee financial expert” under the applicable rules of the Securities and Exchange Commission. In making the determination as to Mr. Poling’s status as an audit committee financial expert, our Board of Directors determined he has accounting and related financial management expertise within the meaning of the aforementioned rules.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

How are directors compensated?

     Compensation. Non-affiliated directors receive annual compensation in the amount of $10,000 for attendance at meetings of the Board of Directors or committees thereof. However, neither affiliated directors nor directors who are also employed by us receive any fee or compensation for their services as directors. All members of the Board of Directors receive reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the Board of Directors.

     Options. Directors are eligible to receive options under our Executive Incentive Plan, as amended. This plan provides for an automatic grant of an option to purchase 3,500 shares of our common stock upon a person’s election as a non-management director, as well as an automatic annual grant of an option to purchase 3,500 shares of common stock on the day we issue our earnings release for the prior fiscal year.

How often did the Board meet during 2003?

     During 2003, the Board of Directors held four meetings. During 2003, each director attended more than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

What committees has the Board established?

     The Board of Directors has a standing audit committee and compensation committee. We do not have a nominating committee. Our Board of Directors performs the functions of a nominating committee.

     Audit Committee

     During 2003, the audit committee consisted of Messrs. Leung and Poling. In the Board’s business judgment, we believe Mr. Poling meets the definition of an “independent director” under Securities and Exchange Commission, or SEC, rules and as that term is currently defined in the New York Stock Exchange listing standards described below. Prior to the adoption by the New York Stock Exchange of new audit committee rules pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission, or SEC, rules and regulations thereunder, Mr. Leung was determined by the Board to be “independent”. If the newly adopted New York Stock Exchange listing standards were applicable to us, Mr. Leung would no longer meet the definition of “independent”. See “Report of the Audit Committee” set forth on page 9. The audit committee held four meetings during 2003. The duties and responsibilities of the audit committee include (i) recommending to the Board the appointment of our auditors and any termination of engagement, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all related auditing matters. The functions of the audit committee and its activities during the year ended December 31, 2003 are described below under the heading “Report of the Audit Committee” on page 9. The Board of Directors adopted a written charter for the audit committee effective June 13, 2000. A copy of the audit committee’s written charter appeared as Appendix A to our Proxy Statement for our 2001 Annual Meeting.

     Compensation Committee

     During 2003, the compensation committee consisted of Messrs. Biddelman and Leung. The compensation committee held one meeting during 2003. The compensation committee reviews and approves the compensation of our executive officers and administers our Executive Incentive Plan, as amended.

     Nominating Committee

     As of this time, we do not have a nominating committee, or a nominating committee charter. Our Board of Directors believes the full board can adequately perform the functions of a nominating committee given the small size of the Board and the fact that the Board is composed of a majority of non-management directors. The Board of Directors identifies director candidates through numerous sources, including recommendations from directors, executive officers and our shareholders. The Board of Directors seeks to identify those individuals most qualified to serve as Board members and will consider many factors with regard to each candidate, including judgment, reputation, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other directors and the candidate’s willingness to devote the time and effort required for Board responsibilities. While our Board of Directors has not established minimum qualifications for director candidates nominated by our shareholders, our shareholders may recommend individuals to the Board of Directors for consideration as potential director candidates by submitting their names and appropriate background and biographical information to our Board of Directors at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122 along with a statement signed by such recommended individual consenting to his or her consideration for nomination. Assuming that the appropriate information has been timely provided, the Board of Directors will consider these candidates substantially in the same manner as it considers other director candidates it identifies.

REPORT OF THE AUDIT COMMITTEE

     The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     In accordance with its written charter adopted by our Board of Directors, the audit committee’s role is to act on behalf of the Board of Directors in the oversight of our accounting, auditing and financial reporting practices. The audit committee presently consists of two members: Messrs. Leung and Poling. In the Board’s business judgment, we believe Mr. Poling meets the definition of an “independent director” under SEC rules and as that term is currently defined in the New York Stock Exchange’s listing standards. Although our common stock is not listed on the New York Stock Exchange, we have chosen the independence standard currently defined in the New York Stock Exchange listing standards. Prior to the adoption by the New York Stock Exchange of new audit committee rules pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and SEC rules and regulations thereunder, Mr. Leung was determined by the Board be “independent”. If the newly adopted New York Stock Exchange listing standards were applicable to us, Mr. Leung would no longer meet the definition of “independent” because he is an executive officer of an affiliate of ours. Nevertheless, our Board of Directors continues to believe that such relationship does not interfere with the exercise of his independence from management and us as required by our audit committee charter. A copy of the audit committee’s written charter appeared as Appendix A to our Proxy Statement for our 2001 Annual Meeting. Our Board of Directors continues to assess the adequacy of the audit committee’s charter and expects to adopt further revisions to it in connection with the implementation of new corporate governance standards by the Securities and Exchange Commission and the National Association of Securities Dealers regarding the responsibilities of the audit committee under the Sarbanes-Oxley Act of 2002.

     Management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of our financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements. It is the audit committee’s responsibility to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The audit committee does not consist of our employees and it may not be, and may not represent itself to be or serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

     In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2003 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for fiscal 2003 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence from our management and us. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to us is compatible with maintaining the auditors’ independence. The audit committee discussed with the independent accountants any relationships that may have an impact on their objectivity and independence and satisfied itself as to the accountants’ independence.

     The audit committee also discussed with management the process used to support certifications by our chief executive officer and director of finance and administration that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the Securities and Exchange Commission.

     Consistent with the Securities and Exchange Commission’s policies regarding auditor independence, our audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

     Based on its review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above, the audit committee recommended to our Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2003. The undersigned members of the audit committee have submitted this report to us.

The Audit Committee

Kenneth C. Leung and John W. Poling

MANAGEMENT

Executive Officers

     Our executive officers are elected by the Board of Directors and serve at the discretion of the Board of Directors. The following sets forth certain information with respect to our executive officers (other than such information regarding Pierre G. Mansur and Paul I. Mansur which was disclosed under “Election of Directors” above):

Name	Age	Position
Steven M. Healy	41	Director of Finance and Administration

Jon A. Clawson	60	Director of Sales and Service

     Steven M. Healy has been our Director of Finance and Administration since January 2002. Mr. Healy served as our Director of Finance and Controller from July 2000 to December 2001. From March 1997 up to the date Mr. Healy joined us, Mr. Healy served as Director of Finance for Radiant Oil Company, Inc., a privately held fuel distributor, convenience store operator and real estate company. From January 1993 to March 1997, he served as Controller of United Leisure Industries, Inc., a privately held vertically integrated manufacturer, distributor and retailer for sport and recreational equipment. From January 1987 to December 1992, Mr. Healy served as an auditor for Deloitte & Touche LLP. Mr. Healy is a CPA and a graduate of the University of Florida.

     Jon A. Clawson joined us in August 1996 and has held the position of Director of Sales and Service since July 2001. Prior to August 1996, Mr. Clawson served as our Regional Marketing Manager, Product Support Manager and Manager Sales Support. From September 1983 to June 1996, he served as Marketing Director at Automotive One Parts Stores, a chain of automotive parts and performance equipment stores. Mr. Clawson was elected to the Automotive Parts Rebuilders Association Board of Directors in 1971. Mr. Clawson attended Santa Monica College and UCLA.

EXECUTIVE COMPENSATION

     The following table sets forth, for the years ended December 31, 2003, 2002 and 2001, the aggregate compensation awarded to, earned by or paid to Pierre G. Mansur, our Chairman and President, Paul I. Mansur, our Director and Chief Executive Officer, Steven M. Healy, our Director of Finance and Administration, and Jon A. Clawson, our Director of Sales and Service (collectively, the “named executive officers”). None of our other officers earned compensation in excess of $100,000 during 2003. We did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during these three fiscal years.

					Long Term
		Annual Compensation			Compensation
Name and				Other Annual	Securities
Principal Position	Year	Salary	Bonus	Compensation	Underlying Options
Pierre G. Mansur	2003	$200,000	—	*	90,620
Chairman and President	2002	$175,000	—	*	21,000
	2001	$160,000	—	*	33,333

Paul I. Mansur	2003	$200,000	—	*	81,521
Chief Executive Officer	2002	$175,000	—	*	17,500
	2001	$160,000	—	*	33,000

Steven M. Healy	2003	$129,000	—	*	33,363
Director of Finance and	2002	$120,000	—	*	12,000
Administration	2001	$100,000	—	*	5,908

Jon A. Clawson	2003	$102,000	—	*	27,450
Director of Sales	2002	$95,000	—	*	9,500
and Service	2001	$82,000	—	*	4,417

*	The aggregate amount of the perquisites and other personal benefits, securities or property earned by the named executive officer during the applicable fiscal year, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive officer.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table provides information as of December 31, 2003 with respect to compensation plans under which our equity securities are authorized for issuance.

•	The number of securities to be issued upon exercise of outstanding options, warrants and rights (Column (a));

•	The weighted-average exercise price of the outstanding options, warrants and rights disclosed (Column (b)); and

•	Other than securities to be issued upon exercise of the outstanding options, warrants and rights disclosed in column (a), the number of securities remaining available for future issuance under the plan (Column (c)).

Number of shares
remaining available
	Number of shares to		for future issuance
	be issued upon	Weighted average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding shares
	options, warrants	options, warrants	reflected in Column
	and rights	and rights	(a))
	Column (a)	Column (b)	Column (c)
Equity compensation plans:
Approved by Shareholders	421,328	$3.45	328,672
Not approved by Shareholders	—	—	—
Total	421,328	$3.45	328,672

     Pursuant to an amendment approved by the Company’s shareholders during 2000, stock options to purchase up to 750,000 shares of common stock may be granted under the Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     On January 1, 2003, we entered into a 24-month employment agreement with Pierre G. Mansur, our Chairman and President, which employment agreement superseded and replaced Mr. Mansur’s previous employment agreement with us. The employment agreement provides that Mr. Mansur’s base salary shall be $200,000 per annum through December 31, 2004 and any renewal period thereafter. In the event that Mr. Mansur is terminated for any reason other than for cause or total and permanent disability prior to the end of the agreement’s term, Mr. Mansur is entitled to receive (i) his salary payments for the remaining term of the agreement and (ii) continued benefit coverage for the remaining term of the agreement. During the term of the employment agreement and for three years following the termination of his employment, Mr. Mansur is prohibited from disclosing any confidential information, including without limitation, information regarding our patents, research and development, manufacturing processes or knowledge or information with respect to our confidential trade secrets. In addition, Mr. Mansur is prohibited from, directly or indirectly, engaging in any business in substantial competition with our or any of our affiliates’ business of automotive and industrial parts washers and from becoming an officer, director or employee of any corporation, partnership or any other business in substantial competition with us or any of our affiliates for three years following such termination.

     On January 1, 2003, we also entered into a 24-month employment agreement with Paul I. Mansur, our Director and Chief Executive Officer, which employment agreement superseded and replaced Mr. Mansur’s previous employment agreement with us. The employment agreement provides that Mr. Mansur’s base salary shall be $200,000 per annum through December 31, 2004 and any renewal period thereafter. In the event that Mr. Mansur is terminated for any reason other than for cause or total and permanent disability prior to the end of the agreement’s term, Mr. Mansur is entitled to receive (i) his salary payments for the remaining term of the agreement and (ii) continued benefit coverage for the remaining term of the agreement. During the term of the employment agreement and for three years following the termination of his employment, Mr. Mansur is prohibited from disclosing any confidential information, including without limitation, information regarding our patents, research and development, manufacturing processes or knowledge or information with respect to our confidential trade secrets. In addition, Mr. Mansur is prohibited from, directly or indirectly, engaging in any business in substantial competition with our or any of our affiliates’ business of automotive and industrial parts washers and from becoming an officer, director or employee of any corporation, partnership or any other business in substantial competition with us or any of our affiliates for three years following such termination.

Option/SAR Grants in Last Fiscal Year

     The table below sets forth the following information with respect to options granted to the named executive officers during 2003:

•	the number of shares of common stock underlying options granted during the year;

•	the percentage that such options represent of all options granted to employees during the year;

•	the exercise price; and

•	the expiration date.

	Individual Grants
			Percent of Total
	Number of		Options/
	Securities		SARs
	Underlying		Granted to
	Options/SARs		Employees in	Exercise	Expiration
Name	Granted		Fiscal Year	Price ($/Sh)	Date
Pierre G. Mansur	21,000	(1)	6.7%	$1.00	March 31, 2010
Chairman and President	69,620	(2)	22.2%	$1.00	Dec. 31, 2010

Paul I. Mansur	17,500	(1)	5.6%	$1.00	March 31, 2010
Chief Executive Officer	64,021	(2)	20.4%	$1.00	Dec. 31, 2010

Steven M. Healy	12,500	(1)	4.0%	$1.00	March 31, 2010
Director of Finance and Administration	20,863	(2)	6.6%	$1.00	Dec. 31, 2010

Jon A. Clawson	10,000	(1)	3.2%	$1.00	March 31, 2010
Director of Sales and Service	17,450	(2)	5.6%	$1.00	Dec. 31, 2010

(1)	Grant date: March 31, 2003.
(2)	Grant date: December 30, 2003.

Aggregated Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning unexercised stock options held by our named executive officers as of December 31, 2003. No stock options were exercised by the named executive officers during 2003. No stock appreciation rights have been granted or are outstanding.

			Number of Securities Underlying
			Unexercised Options at FY-End		Value of Unexercised In-The-
	Shares Acquired on	Value	December 31, 2003		Money Options at FY-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Pierre G. Mansur	0	$0	7,000	83,620	(2)	(2)
Paul I. Mansur	0	$0	5,833	75,688	(2)	(2)
Steven M. Healy	0	$0	4,167	29,196	(2)	(2)
Jon A. Clawson	0	$0	3,333	24,117	(2)	(2)

(1)	The closing price of the common stock as reported on the Over-the-Counter Bulletin Board on December 31, 2003, the last trading day for such year, was $0.25.

(2)	The option exercise prices exceed $0.25 and accordingly, such options are not “in-the-money.”

CODE OF ETHICS

     We are in the process of adopting a code of ethics that will apply to all of our directors, officers, employees and independent contractors. The code of ethics will also have specific provisions applicable to all employees with access to, and responsibility for, matters of finance and financial management, including our Chief Executive Officer and Director of Finance and Administration. Once adopted by our Board of Directors, the full text of the code of ethics will be available at, and we intends to disclose any amendments to, or waivers from, any provision of the code of ethics that applies to any of our executive officers or directors by posting such information on our website at www.systemonetechnologies.com. or provide a copy of the code of ethics, free of charge, to those persons that make a request in writing (Attn: Steven M. Healy, Director of Finance and Administration) or by e-mail (shealy@systemonetechnologies.com).

COMMUNICATIONS WITH SHAREHOLDERS

     We have no formal policy regarding attendance by our directors at annual shareholders meetings. Each of the members on our Board of Directors then-serving on our board attended the 2003 Annual Meeting of Shareholders. Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer, our non-management directors or the audit committee. Such communications may be confidential or anonymous, and may be e-mailed or submitted in writing addressed care of Steven M. Healy, Director of Finance and Administration, SystemOne Technologies Inc., 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1999, we issued an aggregate of 50,500 shares of Series B convertible preferred stock, $1.00 par value per share, to Environmental Opportunities Fund, L.P., Environmental Opportunities Fund (Cayman), L.P., Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P. for an aggregate purchase price of $5,050,000. Subsequent to such date we issued an additional 22,880 shares of Series B convertible preferred stock as paid-in-kind dividends. Also subsequent to such date, all shares held by Environmental Opportunities Fund (Cayman), L.P. were transferred to Environmental Opportunities Fund, L.P. Mr. Kenneth C. Leung, one of our directors, is the Chief Investment Officer of each of the aforementioned funds.

     In August 1999, we issued 69,000 shares of Series C convertible preferred stock, $1.00 par value per share, to Hanseatic Americas LDC for an aggregate purchase price of $6,900,000. Subsequent to such date we issued an additional 28,102 shares of Series C convertible preferred stock as paid-in-kind dividends. Mr. Paul A. Biddelman, one of our directors, is the President of Hanseatic Corporation, which controls Hanseatic Americas LDC.

     In May 2000, we issued an aggregate of 20,000 shares of Series D convertible preferred stock, par value $1.00 per share, and warrants (the “May Warrants”) to purchase an aggregate of 363,636 shares of common stock, to Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund (Institutional), L.P. for an aggregate purchase price of $2,000,000. Subsequent to such date we issued an additional 6,894 shares of Series D convertible preferred stock as paid-in-kind dividends. In connection with the execution of the Subordinated Loan Agreement and the issuance of the Lender Warrants (each as described below), the May Warrants were adjusted to be exercisable for an aggregate of 571,428 shares of common stock.

     We are also party to a Shareholders Agreement dated May 2, 2000 with the holders of our preferred stock and Pierre Mansur, pursuant to which, Messrs. Paul A. Biddelman and Kenneth C. Leung were appointed our Board of Directors on May 29, 2000. The holders of our preferred stock are also entitled to nominate one or more additional individuals to establish a controlling majority on our Board of Directors. In addition, among other things, the Shareholders Agreement provides that certain decisions to be made by our Board of Directors, including authorization of any merger or similar transaction or material acquisition, the issuance of certain securities or the employment of senior management, require concurrence of the directors designated by the holders of our preferred stock.

     On August 7, 2000 (the “Issuance Date”), we entered into a Loan Agreement with Environmental Opportunities Fund II, L.P., Environmental Opportunities Fund II (Institutional), L.P. and Hanseatic Americas LDC (collectively, the “Lenders”), as amended on November 10, 2000, November 30, 2000, February 27, 2002, September 30, 2002 and December 9, 2002 (collectively the “Subordinated Loan Agreement”), under which we borrowed an aggregate principal amount of $3,300,000. These borrowings are evidenced by promissory notes (the “Subordinated Promissory Notes”), maturing December 31, 2005 (extended from February 23, 2003 in connection with our 2002 debt restructuring described in our Annual Report on Form 10-KSB (the “Restructuring”)), subject to prepayment at any time at our option and mandatory prepayment to the extent of any proceeds received by us from the sale of any new securities or the borrowing of any additional money (other than purchase money debt and borrowings under the Senior Revolver). The Subordinated Promissory Notes bear interest at the rate of 10% per annum (reduced from 16% in connection with our Restructuring) until final repayment in full of such Subordinated Promissory Notes. Our obligations under the Subordinated Loan Agreement are secured by a lien on substantially all of our assets other than our intellectual property although such obligations have been subordinated to the Senior Revolver. Pursuant to the Subordinated Loan Agreement we issued warrants to purchase an aggregate of up to 942,858 shares of our common stock at $3.50 per share (the “August Warrants”). Interest accrued under the Subordinated Promissory Notes during 2003 amounted to $447,974.

     We are required to issue an additional 942,858 warrants to the holders of its Subordinated Promissory Notes if we (i) sells debt or equity securities, or debt securities convertible into equity securities, or incurs debt with a final scheduled maturity date more than twelve months after issuance providing gross cash proceeds to us in an amount equal to or greater than the outstanding principal amount of the Subordinated Promissory Notes or (ii) enters into a merger, consolidation, sale of all or substantially all of its assets or other business combination transaction with a party that prior to such transaction owns less than 25 percent of the voting power of our outstanding equity securities. The fair market value of the warrants would be charged to operations should the warrants become issuable.

     We are party to a Revolving Credit Loan Agreement (the “Senior Revolver”) with Hansa Finance Limited Liability Company (“Hansa”), which provides us with a revolving line of credit. In connection with the Senior Revolver, we granted the lender a security interest in substantially all of our assets, including its intellectual property. Pursuant to the Senior Revolver, we may borrow twice a month up to the Advance Limit. Effective prior to November 24, 2003, the Advance Limit was the lesser of $5,000,000 or the sum of the Advance Supplement (as defined) plus an amount based on our receivables and inventory. The Advance Supplement was $2,500,000 for the period from April 1, 2001 until maturity. Effective November 24, 2003, the Advance Limit is the lesser of $3,000,000 or an amount based on our receivables and inventory and there is no longer an Advance Supplement. In addition, Hansa agreed to reduce the annual interest rate under the Senior Revolver to 13 percent. At December 31, 2003, we exceeded our lending limits and, as a result thereof, we repaid the outstanding balance of the Senior Revolver of approximately $1.4 million in January 2004. Interest paid to Hansa during 2003 amounted to $522,139. Hansa and us entered into an agreement on February 15, 2003 to extend the maturity of the Senior Revolver from May 30, 2003 to May 30, 2005. Hansa is controlled indirectly by Hanseatic Corporation and Paul Biddelman, one of our directors, who is the President of Hanseatic Corporation.

     On February 27, 2002, the Lenders, Hanseatic Americas LDC, Environmental Fund II, L.P., Environmental Opportunities Fund II (Institutional), L.P. and us (collectively, with the Lenders, the “Investors”), entered into a Letter Agreement suspending our registration obligations for shares of common stock issuable upon conversion of shares of Series B, C and D convertible preferred stock which we issued to the Investors until we received notification from the Investors holding shares with a current market value of at least $1,000,000 requesting that we registered such shares.

     In connection with our Restructuring on December 9, 2002, we issued 750,000 warrants to the holders of our 81/4% Subordinated Convertible Notes that would have triggered certain anti-dilution rights pursuant to our outstanding (i) shares of Series D convertible preferred stock, $1.00 per share, (ii) the May Warrants and (iii) the August Warrants (collectively, the “Outstanding Warrants”). The holders of the Series D convertible preferred stock and Outstanding Warrants waived their anti-dilution rights in exchange for warrants for the purchase of an aggregate of 250,000 shares of common stock at an exercise price of $.01 per share expiring on December 31, 2005. Also in connection with the Restructuring, the holders of our outstanding shares of Preferred Stock agreed to extend the date upon which we must redeem such shares from May 17, 2004 to the earlier of the 90th day after all of the Subordinated Convertible Notes are paid in full or March 31, 2006. Additionally, pursuant to the Restructuring, Gerlach & Co. (named in the table of beneficial owners set forth above) exchanged then outstanding 81/4% Subordinated Convertible Notes due February 23, 2003 (“Old Notes”) in the aggregate principal amounts together with accrued interest of $5,895,618 for (i) 81/4% Subordinated Convertible Notes due December 31, 2005 in the aggregate principal amount of $2,962,467 bearing interest which when due was added at our option to the principal amount of such notes through December 31, 2002 and thereafter shall be paid in cash, plus (ii) 81/4% Subordinated Convertible Notes due December 31, 2005 in the aggregate principal amount of $2,962,467 bearing interest which when due may be added to the principal amount for the life of such notes and (iii) warrants for the purchase of an aggregate of 200,000 shares of our common stock at an exercise price of $.01 per share expiring on December 31, 2005.

     During March 2004, we repurchased and retired $13.5 million principal amount of the 8 1/4% Subordinated Convertible Notes (the “Notes”) for an aggregate purchase price of $2.9 million. We expect to recognize a pre-tax gain of approximately $10.4 million in the first quarter of 2004 on the repurchase and retirement of the Notes. Whiting & Co., previously a 5% or more beneficial owner of our securities, sold its Notes to us as part of this repurchase and retirement. To our knowledge Whiting & Co. no longer owns any of our securities.

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of BDO Seidman, LLP (“BDO Seidman”) has served as our independent public accountants since 2001. One or more representatives of BDO Seidman, LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate shareholder questions.

FEES PAID TO OUR INDEPENDENT AUDITORS

     The rules of the Securities and Exchange Commission require us to disclose fees billed by our independent auditors for services rendered to us for the fiscal years ended December 31, 2003 and December 31, 2002.

Audit Fees

     The aggregate fees billed by BDO Seidman, LLP (“BDO Seidman”) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2003 and for the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-QSB for such fiscal year were approximately $120,000. The aggregate fees billed by BDO Seidman for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-QSB for such fiscal year were approximately $145,000.

Audit-Related Fees

     The aggregate fees billed by BDO Seidman for audit-related services rendered for accounting consultations for the fiscal year ended December 31, 2003 were approximately $13,000. The aggregate fees billed by BDO Seidman for audit-related services rendered for accounting consultations for the fiscal year ended December 31, 2002 were approximately $11,000.

Tax Fees

     The aggregate fees billed by BDO Seidman for tax services rendered for the fiscal year ended December 31, 2003 were approximately $28,000 for federal and state tax reviews and consulting services. The aggregate fees billed by BDO Seidman for tax services rendered for the fiscal year ended December 31, 2002 were approximately $71,000 for federal and state tax reviews and consulting services.

All Other Fees

     BDO Seidman did not render any other services, other than the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees” for the fiscal year ended December 31, 2003 or for the fiscal year ended December 31, 2002.

     The Company’s audit committee has established a policy requiring its pre-approval of all audit services and permissible non-audit services provided by the independent auditors, along with the associated fees for those services. The policy requires the specific pre-approval of all permitted services. When considering the pre-approval of non-audit services, the audit committee considers whether the provision of such non-audit service is consistent with the auditor’s independence and the Securities and Exchange Commission rules regarding auditor independence. Additionally, the audit committee considers whether the independent auditors are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditors’ familiarity with the Company’s business, personnel, systems or risk profile and whether provision of the service by the independent auditors would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

OTHER BUSINESS

     We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for consideration at our 2005 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Director of Finance and Administration no later than January 6, 2005.

     After the January 6, 2005 deadline, a shareholder may present a proposal at our 2005 annual meeting of shareholders if it is submitted to our Director of Finance and Administration at the address below, but we are not obligated to present the matter in our proxy materials.

     Our 2005 annual meeting of shareholders is expected to be held no later than May 28, 2005. If the date of next year’s annual meeting is changed by more than 30 days from May 28, 2005, then any proposal must be received not later than ten days after disclosure of the meeting date is made if such proposal is to be included in our proxy materials.

     Any shareholder proposals should be addressed to Paul I. Mansur, Chief Executive Officer of SystemOne Technologies Inc., at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122.

/s/ Pierre G. Mansur
Pierre G. Mansur
Chairman of the Board and President

Miami, Florida
May 6, 2004

▼	FOLD AND DETACH HERE AND READ REVERSE SIDE	▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

SYSTEMONE TECHNOLOGIES INC.
8305 N.W. 27TH STREET, SUITE 107
MIAMI, FLORIDA 33122

     The undersigned holder of capital stock of SystemOne Technologies Inc., a Florida corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Paul I. Mansur and Pierre G. Mansur, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of (i) common stock, par value $.001 per share (the “Common Stock”), (ii) Series B Convertible Preferred Stock, par value $1.00 per share, (iii) Series C Convertible Preferred Stock, par value $1.00 per share and/or (iv) Series D Convertible Preferred Stock, par value $1.00 per share, of the Company, that the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Shareholders of the Company, to be held on Friday, May 28, 2004 at 10:00 a.m., Miami, Florida time, at the Company’s corporate headquarters at 8305 N.W. 27th Street, Suite 107, Miami, Florida, 33122 and at any adjournment(s) or postponement(s) thereof.

(Continued, and to be marked, dated and signed, on the other side)

▼	FOLD AND DETACH HERE AND READ REVERSE SIDE	▼

(Continued from other side)	PROXY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL THE DIRECTOR NOMINEES RECOMMENDED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED BELOW:
PIERRE G. MANSUR, PAUL I. MANSUR, PAUL A. BIDDELMAN, KENNETH C. LEUNG AND JOHN W. POLING.

☐	VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any).

☐	VOTE WITHHELD from all nominees.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2004 Annual Meeting of Shareholders, and any adjournments or postponements thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

The undersigned hereby acknowledges receipt of (i) the Notice of 2004 Annual Meeting of Shareholders, (ii) the Proxy Statement and (iii) the Company’s Annual Report to Shareholders for the year ended December 31, 2003.

(Signature)	(Signature if held jointly)	Dated:	, 2004

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both individuals should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please sign in full corporate name such that the president or other authorized officer signs on behalf of the corporation. If signing as a partnership, please sign in partnership name such that an authorized person signs on behalf of the partnership.